UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                 April 28, 2009


                           Keithley Instruments, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Ohio                         1-9965                     34-0794417
---------------------            --------------               --------------
  (State or other                 (Commission                (I.R.S. Employer
   jurisdiction                   File Number)              Identification No.)
 of incorporation)


     28775 Aurora Road, Solon, Ohio                                44139
   ---------------------------------                            -----------
(Address of principal executive offices)                         (Zip Code)

    Registrant's telephone number, including area code:      (440) 248-0400


                                 Not Applicable

           -----------------------------------------------------------
           Former name or former address, if changed since last report



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2009, Keithley Instruments, Inc. (the "Company") and JPMorgan Chase Bank, N.A. entered into the Sixth Amendment (the "Amendment") to the Credit Agreement, dated as of March 30, 2001, as amended (the "Credit Agreement"), and a Pledge, Assignment and Security Agreement (the "Pledge Agreement"). The Amendment has an effective date of March 31, 2009 and reduced the available borrowing under the Credit Agreement from $10.0 million to $5.0 million. The Amendment also eliminated the debt covenants from the Credit Agreement, requires cash to be pledged against outstanding borrowings pursuant to the Pledge Agreement, changed the applicable interest rate for outstanding borrowings to either LIBOR plus 0.75% or 2.5% depending on the timeframe of the borrowing and changed the facility fee to 0.25% on the total amount of the commitment. The March 31, 2011 expiration date remains unchanged.

Copies of the Amendment and the Pledge Agreement will be filed with the Company's Form 10-Q for the quarter ended March 31, 2009.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Keithley Instruments, Inc.

May 4, 2009                                 By:    /s/ Mark J. Plush
                                                   ---------------------------

                                                  Name: Mark J. Plush
                                                  Title: Vice President and
                                                         Chief Financial Officer